Exhibit m.1.p

VIRTUS OPPORTUNITIES TRUST

(the “Fund”)

AMENDMENT NO. 16 TO

CLASS A SHARES

AMENDED AND RESTATED DISTRIBUTION PLAN PURSUANT TO RULE 12b-1

under the

INVESTMENT COMPANY ACT OF 1940

THIS AMENDMENT made effective as of 30th day of September, 2019 amends that certain Class A Shares Amended and Restated Distribution Plan Pursuant to Rule 12b-1 under the Investment Company Act of 1940, dated March 1, 2007 and amended on June 27, 2007, September 24, 2007, October 1, 2007, January 31, 2008, March 2, 2009, April 21, 2009, June 30, 2010, September 14, 2010, March 15, 2011, August 28, 2012, December 18, 2012, June 10, 2013, December 18, 2013, November 13, 2014, and March 19, 2015, by and for the Fund (the “Plan”) as herein below provided.

W I T N E S S E T H:

WHEREAS, the Fund wishes to amend Appendix A of the Plan to reflect the addition of the Virtus KAR International Small-Mid Cap Fund, which has been approved as a party to the Plan, and to otherwise update the schedule.

NOW, THEREFORE, in consideration of the foregoing premise, the Fund hereby agrees that the Plan is amended as follows:

1.       Appendix A to the Plan is hereby replaced with Appendix A attached hereto and made a part of the Plan.

2.       Except as herein provided, the Plan shall be and remain unmodified and in full force and effect. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Plan.

APPENDIX A

(as of September 30, 2019)

Virtus Duff & Phelps Global Infrastructure Fund

Virtus Duff & Phelps Global Real Estate Securities Fund

Virtus Duff & Phelps International Real Estate Securities Fund

Virtus Duff & Phelps Real Estate Securities Fund

Virtus Herzfeld Fund

Virtus Horizon Wealth Masters Fund

Virtus KAR Emerging Markets Small-Cap Fund

Virtus KAR International Small-Cap Fund

Virtus KAR International Small-Mid Cap Fund

Virtus Newfleet Core Plus Bond Fund

Virtus Newfleet High Yield Fund

Virtus Newfleet Low Duration Core Plus Bond Fund

Virtus Newfleet Multi-Sector Intermediate Bond Fund

Virtus Newfleet Multi-Sector Short Term Bond Fund

Virtus Newfleet Senior Floating Rate Fund

Virtus Newfleet Tax-Exempt Bond Fund

Virtus Rampart Alternatives Diversifier Fund

Virtus Rampart Equity Trend Fund

Virtus Rampart Multi-Asset Trend Fund

Virtus Rampart Sector Trend Fund

Virtus Vontobel Emerging Markets Opportunities Fund

Virtus Vontobel Foreign Opportunities Fund

Virtus Vontobel Global Opportunities Fund

Virtus Vontobel Greater European Opportunities Fund